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                                                                   EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement
(Form S-1 No. 333-   ) of Caribiner International, Inc. for the registration
of 140,070 shares of its common stock, of the reference to our firm under the caption "Experts" and to the use of our reports dated November 15, 1996 and December 13, 1996 with respect to the Financial Statements of Total Audio Visual Services, a division of General Electric Capital Computer Leasing Corporation, included in the Registration Statement (Form S-1 No. 333-18327) and related Prospectus of Caribiner International, Inc.

                                          /s/ Ernst & Young LLP

Atlanta, Georgia
February 26, 1997